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                                                                    EXHIBIT 23.6

                     [LETTERHEAD OF SMITH & CROWLEY INC.]


                        CONSENT OF SMITH & CROWLEY INC.

We consent to the inclusion in the Westamerica Bancorporation and CapitolBank Sacramento Registration Statement/Proxy Statement on Form S-4, and any amendments thereto, of our Fairness Opinion, and reference to our names and the statements with respect to us, as appearing under the heading "Opinions of CapitolBank's Financial Advisors."

San Francisco, California
December 21, 1994

                                       Smith & Crowley Inc.

                                       By:  /s/ Donald K. Crowley
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